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                                                                    EXHIBIT 99.9

                           CERTIFICATE OF CORRECTION
                                       OF
            CERTIFICATE OF DESIGNATIONS OF SERIES A PREFERRED STOCK
                                       OF
                          NORTHERN NATURAL GAS COMPANY


         Northern Natural Gas Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), does hereby certify:

         1.  The name of the corporation is Northern Natural Gas Company.

         2. A Certificate of Designations of Series A Preferred Stock of the Company was filed with the Secretary of State of Delaware on November 8, 2001 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

         3. The inaccuracy or defect of said Certificate to be corrected is as follows: (i) the date of the Agreement and Plan of Merger referenced in Section 6 thereof was incorrectly stated as November 7, 2001, when it should have been November 9, 2001; and (ii) the Certificate did not include the Schedule 5.4 referenced in Section 5 thereof.

         4. The last paragraph of Section 6 is corrected to read as follows:

         "For the purposes of this Section 6, "Merger Agreement" shall mean that certain Agreement and Plan of Merger among Dynegy, Stanford, Inc., Sorin, Inc., Badin, Inc. and Enron dated as of November 9, 2001."

         5. There is attached to the Certificate a Schedule 5.4 in the form attached hereto.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Company on the 9th day of November, 2001.

                                               NORTHERN NATURAL GAS COMPANY


                                               By: /s/ DREW J. FOSSUM
                                                   -----------------------------
                                               Name:   Drew J. Fossum
                                               Title:  Vice President and
                                                       General Counsel


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                                  SCHEDULE 5.4

             Excepted Sales, Leases or Other Dispositions of Assets

     1. MOPS (approximately 100 miles of 24" pipe and other pipeline facilities extending from a point near Tivoli, Texas and offshore

     2. Beaver-Hugoton (approximately 500 miles of 8" to 30" pipe and approximately 77 compressor units and related facilities in or near the Hugoton Basin in Texas, Oklahoma and southwestern Kansas)

     3. East Leg ( 9.9 miles of 24" and other Facilities in Walworth and Waukesha Counties, Wisconsin)

     4. Kermit to Eunice (approximately 40 miles of 16" pipe and related facilities in Lea County, New Mexico)

     5. Skellytown (approximately 10.4 miles of 24" and 12" pipe and related facilities in Carson County, Texas)